EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SeraCare Life Sciences, Inc.:

We consent to the use of our report dated December 17, 2003, with respect to the balance sheets of SeraCare Life Sciences, Inc. as of September 30, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended September 30, 2003, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

August 9, 2004